EXHIBIT 4.1


                        Advisors Asset Management, Inc.
                              18925 Base Camp Road
                           Monument, Colorado  80132


                                November 18, 2015




Advisors Disciplined Trust 1549
c/o The Bank of New York Mellon, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217

     Re:                Advisors Disciplined Trust 1549
         Minimum Volatility Equity Income Portfolio, Series 2015-4Q - A
           Hartford Investment Management Company ("HIMCO") Portfolio
         --------------------------------------------------------------


Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-206386 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Advisors Asset Management, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                             Very truly yours,

                             Advisors Asset Management, Inc.


                             By     /s/ ALEX R. MEITZNER
                               ------------------------------
                                   Senior Vice President